Exhibit 99

SUMMARY OF OPERATING SEGMENTS

	General Electric Company and consolidated affiliates
For the years ended December 31 (In millions)	2003	2002	2001	2000	1999
REVENUES
Advanced Materials	$7,078	$6,963	$7,069	$8,020	$7,118
Commercial Finance	20,813	19,592	17,723	17,549	14,506
Consumer Finance	12,845	10,266	9,508	9,320	7,562
Consumer & Industrial	12,843	12,887	13,063	13,406	13,051
Energy	19,082	23,633	21,030	15,703	10,998
Equipment & Other Services	4,427	5,545	7,735	15,074	14,768
Healthcare	10,198	8,955	8,409	7,275	6,171
Infrastructure	3,078	1,901	392	486	421
Insurance	26,194	23,296	23,890	24,766	19,433
NBC	6,871	7,149	5,769	6,797	5,790
Transportation	13,515	13,685	13,885	13,285	13,293
Corporate items and eliminations	(2,757)	(1,662)	(2,057)	(1,296)	(961)

CONSOLIDATED REVENUES	$134,187	$132,210	$126,416	$130,385	$112,150

SEGMENT PROFIT
Advanced Materials	$616	$1,000	$1,433	$1,864	$1,588
Commercial Finance	3,910	3,310	2,879	2,528	1,940
Consumer Finance	2,161	1,799	1,602	1,295	848
Consumer & Industrial	577	567	894	1,270	1,330
Energy	4,109	6,294	4,897	2,598	1,583
Equipment & Other Services	(419)	(388)	(222)	(212)	25
Healthcare	1,701	1,546	1,498	1,321	1,107
Infrastructure	462	297	26	45	63
Insurance	2,102	(95)	1,879	2,201	2,142
NBC	1,998	1,658	1,408	1,609	1,427
Transportation	2,661	2,510	2,577	2,511	2,233

Total segment profit	19,878	18,498	18,871	17,030	14,286
GECS goodwill amortization	—	—	(552)	(620)	(512)
GE corporate items and eliminations	(491)	1,041	819	935	960
GE interest and other financial charges	(941)	(569)	(817)	(811)	(810)
GE provision for income taxes	(2,857)	(3,837)	(4,193)	(3,799)	(3,207)

Earnings before accounting changes	15,589	15,133	14,128	12,735	10,717
Cumulative effect of accounting changes	(587)	(1,015)	(444)	—	—

CONSOLIDATED NET EARNINGS	$15,002	$14,118	$13,684	$12,735	$10,717

The notes to consolidated financial statements on pages 76-113 are an integral part of this summary.

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